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                                                        EXHIBIT 10-AA (iii)

                              FIRST AMENDMENT TO
                       BINDLEY WESTERN INDUSTRIES, INC.
                              401(k) EXCESS PLAN

        This First Amendment to Bindley Western Industries, Inc. 401(k) Excess Plan is adopted by Bindley Western Industries, Inc. ("Company").

                                  Background

        A. Effective December 9, 1994, the Company established the Bindley Western Industries, Inc. 401(k) Excess Plan ("Plan").

        B.    The Company now wishes to amend the Plan.

                                  Amendment


        Therefore, the following amendment is adopted effective January 1, 1996:

              1.   Subsection 2.01(g) is amended to read as follows:

                   (g) "Compensation" means, with respect to a Participant for a Plan Year, the Participant's salary and bonus for the Plan Year, reduced by any salary reductions made by the Participant under a Code
        Section 125 cafeteria plan for the Plan Year.

              2.   Subsection 3.2(a) is amended to read as follows:

                   (a) Election Procedure. Within a reasonable time before the beginning of each Plan Year, the Committee shall provide each Eligible Employee with a Deferral Agreement. An Eligible Employee may become a Participant in the Plan by delivering a completed Deferral Agreement to the Committee prior to the first day of the Plan Year. On the Deferral Agreement, the Eligible Employee shall indicate the amount or percentage of his Compensation to be deferred to the Plan for the Plan Year, subject to the provisions of Subsections (b) and (c). On Deferral Agreements for Plan Years beginning after December 31, 1995, the Eligible Employee also shall indicate whether to contribute to the Profit Sharing Plan that portion of his Compensation deferred pursuant to the preceding sentence that he can contribute to the Profit Sharing Plan for the Plan Year without exceeding the limitations of Code Subsection 402(g) and Paragraph 401(k)(3) for the Plan Year. Subject to Subsection (d), an election made under this Section shall be effective as of the first day of the Plan Year, and subject to Subsection (e), the election for any Plan Year shall be irrevocable.

              3.   Section 4.1 is amended to read as follows:

                   Section 4.1. Establishment of Accounts. The Committee shall create and maintain adequate records to disclose the interest in the Plan of
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each Participant and Beneficiary.  Records shall be in the form of individual bookkeeping accounts, which shall be credited with deferrals pursuant to
Section 3.2 and earnings and losses pursuant to Section 4.2, and debited with any contributions to the Profit Sharing Plan pursuant to Section 4.4 and any payments pursuant to Article V. Each Participant shall have a separate Deferral Account. The Participant's interest in his Deferral Account shall be fully vested at all times.

        4.  Section 4.5 is amended to read as follows:

            Section 4.5. Valuation of Deferral Accounts. The Value of a Participant's Deferral Account as of any date shall equal the dollar amount of any deferrals credited to the Deferral Account pursuant to
Section 3.2, increased or decreased by the earnings and losses deemed to be credited to the Deferral Account in accordance with Section 4.2, and decreased by the amount of any contributions made or to be made from the Deferral Account to the Profit Sharing Plan pursuant to Section 4.4 and any payments made from the Deferral Account to the Participant or his Beneficiary pursuant to Article
V. In the event that a Participant dies before his Deferral Account has been distributed, the value of the Participant's Deferral Account shall be adjusted in accordance with Section 5.7.

        5.  A new Section 4.7 is added to read as follows:

            Section 4.7.   Determination and Treatment of Amounts
Contributable to Profit Sharing Plan. As soon as possible for each Plan Year, the Committee shall determine the amount that each Eligible Employee electing deferrals pursuant to Section 3.2 can contribute to the Profit Sharing Plan for the same Plan Year without exceeding the limitaions of Code Subsection 402(g) and Paragraph 401(k)(3) for the Plan Year. If an Eligible Employee elected to contribute to the Profit Sharing Plan that portion of his deferrals that did not exceed the determined amount, that portion shall be transferred directly to the Profit Sharing Plan no later than March 15 of the following Plan Year. Alternatively, if the Eligible Employee elected to receive a lump sum distribution of that portion of his deferrals that did not exceed the determined amount, that portion shall be distributed to him no later than March 15 of the following Plan Year. The earnings and losses credited to the transferred or distributed portion pursuant to Section 4.3 shall remain in the Eligible Employee's Deferral Account until distributed pursuant to Article V.

        6.  Section 5.6 is amended to read as follows:

            Section 5.6. Distribution Upon Financial Emergency. A Participant or Beneficiary, upon written petition to the Committee, may withdraw some or all of the balance of the Participant's Deferral Account if the



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        Committee, in its sole discretion, determines that the requested withdrawal is on account of an Unforeseeable Emergency and that the amount to be withdrawn does not exceed the amount necessary to satisfy the Unforeseeable Emergency. The balance of the Participant's
        Deferral Account shall not include any amount that the Participant elected to contribute to the Profit Sharing Plan pursuant to Section
        3.2 but that has not yet been transferred to the Profit Sharing Plan pursuant to Section 4.4. Withdrawals under this Section shall not be permitted to the extent that the Unforeseeable Emergency may reasonably be relieved through (a) reimbursement or compensation by insurance or otherwise, (b) liquidation of the Participant's or Beneficiary's assets (to the extent liquidation would not itself cause a financial hardship), or (c) suspension or cessation of elective deferrals under this Plan or the Profit Sharing Plan.

        Bindley Western Industries, Inc. has caused this First Amendment to Bindley Western Industries, Inc. 401(k) Excess Plan to be executed by its authorized officer this 29 day of February, 1996.

                                         BINDLEY WESTERN INDUSTRIES, INC.


ATTEST:                                  By /s/ Michael D. McCormick
                                           ----------------------------------
                                           (Signature)

/s/ Keith W. Burks                       Michael D. McCormick
-----------------------------            ------------------------------------
(Signature)                              (Printed)


                                         Executive Vice President
Keith W. Burks                           & General Counsel
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(Printed)                                (Office)


Executive Vice President
-----------------------------
(Office)

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